UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

CFC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-2722225	36-3434526
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 State Street

Chicago Heights, Illinois 60411

(Address of principal executive offices) (Zip Code)

(708) 891-3456

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2006 CFC International, Inc., a Delaware corporation (the “Company”), announced that it entered into an Agreement and Plan of Merger, dated as of June 19, 2006, between and among Illinois Tool Works Inc., a Delaware corporation (“Parent”), GEM Acquisition Corp., a Delaware corporation (the “Merger Sub”), and the Company (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. A copy of the press release announcing the execution of the Merger Agreement is attached hereto as EXHIBIT 99.1 and is incorporated herein by reference.

Under the terms of the Merger Agreement, which was recommended by a special committee comprised entirely of independent directors of the Company and unanimously approved by the Company’s Board of Directors, upon the consummation of the Merger, each holder of common stock of the Company will be entitled to receive $16.75 per share in cash (without interest). The Company’s Board of Directors received an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. that $16.75 per share is fair, from a financial point of view, to the public stockholders of common stock of the Company. The merger consideration of $16.75 per share reflects a total enterprise value of the Company of approximately $94 million, including debt and the value of in-the-money options totaling approximately $20.7 million.

Effective upon the date following the effective time of the Merger, each outstanding option to purchase Company common stock, whether or not vested or exercisable, will be canceled in exchange for a cash payment equal to the excess, if any, of $16.75 over the exercise price per share of Company common stock subject to that option, multiplied by the number of shares of Company common stock subject to that option.

Concurrently with the execution of the Merger Agreement, Roger F. Hruby and certain entities controlled by him (together, the “Principal Company Stockholders”), which together hold an aggregate of approximately 58% of the Company’s outstanding voting common stock, entered into a Principal Stockholders’ Agreement (the “Principal Stockholders’ Agreement”) with Parent and Merger Sub. Under the Principal Stockholders’ Agreement, the Principal Company Stockholders agreed, among other things, to take certain actions in furtherance of the Merger, including the execution and delivery of a written consent to the adoption of the Merger Agreement and approval of the Merger, which written consent was executed and delivered to the Company on June 19, 2006.

Additionally, Parent and Merger Sub entered into a Stockholder Agreement, dated as of June 19, 2006 (the “Stockholder Agreement”), with Dennis W. Lakomy, the Company’s chief financial officer, who had granted to Mr. Hruby an irrevocable proxy to vote certain shares of Company common stock owned by Mr. Lakomy. The Stockholder Agreement provides that Mr. Lakomy will not transfer, sell, gift, pledge, or otherwise dispose of any of the shares of common stock of the Company that are subject to the irrevocable proxy granted to Mr. Hruby. As a result of the Principal Stockholders’ Agreement and the Stockholder Agreement, no further stockholder action will be required to adopt the Merger Agreement or approve the Merger. The Company will file with the SEC and mail to its stockholders, as promptly as practicable, an information statement describing the Merger Agreement and the Merger. The Merger cannot be consummated until at least 20 days after the date the Company mails the information statement to its stockholders.

The closing of the Merger is subject to the satisfaction or waiver of various conditions, including receipt of regulatory approvals, the absence of dissenting stockholders above a stated threshold, and other customary conditions, but is not conditioned on Parent’s receipt of financing. The closing of the Merger is expected to occur in the third quarter of 2006.

In addition to certain other covenants, the Company has agreed that, subject to certain exceptions with respect to an unsolicited superior offer, it will not, from the date of the Merger Agreement until the closing of the Merger, or the earlier termination of the Merger Agreement:

•	directly or indirectly solicit, encourage, engage in discussion, or negotiate with any person (other than Parent) with respect to any acquisition proposal;

•	provide information with respect to the Company to any person (other than Parent) relating to a possible alternative acquisition of the Company;

•	enter into any agreement with any person (other than Parent) providing for an alternative acquisition of the Company; or

•	make or authorize any statement, recommendation, or solicitation in support of any alternative acquisition of the Company by any person other than Parent.

The Merger Agreement contains certain termination rights for Parent, Merger Sub and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, including if the Board of Directors of the Company terminates the Merger Agreement to pursue an unsolicited superior offer, the Company may be required to pay Parent a termination fee of $3,000,000 and to reimburse Parent for all out-of-pocket costs, fees, and expenses reasonably incurred by Parent in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $1,000,000.

The foregoing descriptions of the Merger Agreement, the Principal Stockholders’ Agreement and the Stockholder Agreement are qualified in their entirety by reference to the Merger Agreement, the Principal Stockholders’ Agreement and the Stockholder Agreement, which are filed hereto as EXHIBITS 2.1, 10.1 and 10.2 respectively and are incorporated herein by reference. The Merger Agreement, the Principal Stockholders’ Agreement and the Stockholder Agreement have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 19, 2006.

10.1	Principal Stockholders’ Agreement, dated as of June 19, 2006.

10.2	Stockholder Agreement, dated as of June 19, 2006.

99.1	Press release of CFC International, Inc., dated June 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2006

CFC INTERNATIONAL, INC.

By:	/s/ Dennis Lakomy
Dennis W. Lakomy
Executive Vice President and Chief Financial Officer

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 19, 2006.

10.1	Principal Stockholders’ Agreement, dated as of June 19, 2006.

10.2	Stockholder Agreement, dated as of June 19, 2006.

99.1	Press release of CFC International, Inc., dated June 20, 2006.